UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – October 26, 2021

(Date of earliest event reported)

Logan Ridge Finance Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-01022	90-0945675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue, 23rd Floor, New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 891-2880

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LRFC	NASDAQ Global Select Market
5.75% Convertible Notes due 2022	CPTAG	NASDAQ Capital Market
6.00% Notes due 2022	CPTAL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Notes Offering

As previously disclosed, on October 26, 2021, Logan Ridge Finance Corporation (the “Company”) priced an offering of $50,000,000 in aggregate principal amount of its 5.25% Notes due 2026 (the “Notes”) in a private placement exempt from registration under the Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The private offering closed on October 29, 2021. The Notes have not been registered under the Securities Act or any state securities laws and may not be reoffered or resold in the United States absent registration or an applicable exemption from such registration requirements. The net proceeds to the Company were approximately $48.8 million, after deducting estimated offering expenses. The Company intends to use the net proceeds of this offering to repay certain indebtedness, including to redeem a portion of the outstanding 2022 Notes, and for general corporate purposes.

On October 29, 2021, the Company and U.S. Bank National Association (the “Trustee”) entered into a Supplemental Indenture (the “Fourth Supplemental Indenture”), which supplements that certain Base Indenture, dated as of June 16, 2014 (as may be further amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with the Fourth Supplemental Indenture, the “Indenture”). The Fourth Supplemental Indenture relates to the Company’s issuance of the Notes.

The Notes will mature on October 30, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 5.25% per year payable semi-annually on April 30 and October 30 of each year, commencing on April 30, 2022. The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Sections 18(a)(1)(A) and 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. Additionally, the Company has agreed to use its commercially reasonable efforts to maintain a rating of the Notes from a rating agency, as defined in the Indenture, as long as the Notes are outstanding. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date. Further, as of the date of an “interest rate adjustment event”, as defined in the Indenture, to and until such date that an interest rate adjustment event is no longer continuing, the Notes will bear interest at the “adjusted interest rate,” as defined in the Indenture, which is 0.75% above the stated rate of the Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, filed as an exhibit hereto and incorporated by reference herein.

Registration Rights Agreement

In connection with the offering, the Company entered into a Registration Rights Agreement, dated as of October 29, 2021 (the “Registration Rights Agreement”), with the purchasers of the Notes. Pursuant to the Registration Rights Agreement, the Company is obligated to file with the Securities and Exchange Commission (the “Commission”) a registration statement relating to an offer to exchange the Notes for new notes issued by the Company that are registered under the Securities Act and otherwise have terms substantially identical to those of the

Notes, and to use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Company fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, filed as an exhibit hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.Other	Events.

On November 1, 2021, Company notified the Trustee for the Company’s 6.00% Notes due 2022 (the “2022 Notes”), of the Company’s election to redeem the $50,000,000 aggregate principal amount of the 2022 Notes outstanding, and instructed the Trustee to provide notice of such redemption to the holders of the 2022 Notes in accordance with the terms of the indenture governing the 2022 Notes. The Company expects the redemption to be completed on December 6, 2021. Following the redemption, $22,833,200 aggregate principal amount of the 2022 Notes will remain outstanding. This Current Report on Form 8-K does not constitute a notice of redemption of the 2022 Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Fourth Supplemental Indenture, dated as of October 29, 2021, relating to the 5.25% Notes due 2026, by and between the Company and U.S. Bank National Association, as trustee.

4.2	Form of 5.25% Notes due 2026. (Incorporated by reference to Exhibit 4.1 hereto.)

4.3	Registration Rights Agreement, dated as of October 29, 2021, by and among the Company and the Purchasers (as defined therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGAN RIDGE FINANCE CORPORATION

By:	/s/ Jason T. Roos
Name:	Jason T. Roos
Title:	Chief Financial Officer, Treasurer and Secretary

Date: November 1, 2021